Exhibit 99.1

Accolade Announces Results for Fiscal Fourth Quarter and Full Year 2023

●	Fiscal fourth quarter 2023 revenue of $99.0 million, a 6% increase compared to fiscal fourth quarter 2022 revenue of $93.8 million
●	Fiscal year 2023 revenue of $363.1 million, a 17% increase compared to fiscal 2022 revenue of $310.0 million

SEATTLE, April 27, 2023 -- Accolade, Inc. (NASDAQ: ACCD) today announced financial results for the fiscal fourth quarter and full year ended February 28, 2023.

“Fiscal year 2023 marked a transformational time for Accolade, as we tightly integrated our acquisitions, greatly expanded our presence across the healthcare ecosystem, and delivered against our financial objectives. We demonstrated strength across the mix of bookings, signing a significant number of new customers and expanding existing relationships. We diversified our business across customer size and verticals, across solutions, and across distribution channels. We increased our footprint with our growing portfolio of offerings. And our competitive advantage continued to grow as evidenced by our win rate and the increasing number of customers who are purchasing more than one of our solutions as bundles. We enter fiscal year 2024 as a more streamlined organization carrying significant momentum on our path to creating the first nationwide, customer-obsessed healthcare delivery company,” said Rajeev Singh, Accolade Chief Executive Officer.

Financial Highlights for Fiscal Fourth Quarter and Fiscal Year ended February 28, 2023

	Three Months Ended February 28,		%	Twelve Months Ended February 28,		%
	2023	2022	Change(3)	2023	2022	Change(3)
	(in millions, except percentages)			(in millions, except percentages)
GAAP Financial Data:
Revenue	$99.0	$93.8	6%	$363.1	$310.0	17%
Net Loss(1)	$(30.4)	$(34.6)	12%	$(459.7)	$(123.1)	(273)%

Non-GAAP Financial Data(2):
Adjusted EBITDA	$2.8	$1.8	56%	$(36.5)	$(42.4)	14%
Adjusted Gross Profit	$50.0	$51.0	(2)%	$170.1	$144.2	18%
Adjusted Gross Margin	50.5%	54.4%		46.8%	46.5%

(1) A non-cash goodwill impairment charge of $299.7 million was recorded during the year ended February 28, 2023.

(2) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(3) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Steve Barnes, Accolade Chief Financial Officer, commented, “Despite the macroeconomic pressures in fiscal 2023, Accolade delivered against our financial objectives, highlighted by more than 30% growth in new ARR bookings and similarly strong growth driven by our virtual primary care offering. We now serve more than 800 customers covering more than 12 million lives. The combination of that scale, our strong balance sheet, and the actions we took in February to align our organization and our cost structure, allows us to improve our expected Adjusted EBITDA loss by nearly 50% vs. our previous guidance, and bring us much closer to achieving positive cash flow.”

Financial Outlook

Accolade provides forward-looking guidance on revenue and Adjusted EBITDA, a non-GAAP financial measure.

For the fiscal first quarter ending May 31, 2023, we expect:

●	Revenue between $89 million and $91 million
●	Adjusted EBITDA between $(15) million and $(18) million

For the fiscal year ending February 29, 2024, we expect:

●	Revenue of approximately $410 million
●	Adjusted EBITDA between (2)% and (4)% of revenue, or $(8) million and $(16) million

Accolade has not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and has not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within the company’s control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, April 27, 2023 at 4:30 p.m. E.T. to discuss its financial results.

To Listen via Telephone: Pre-registration is required by the conference call operator. Please pre-register by clicking here (https://register.vevent.com/register/BIe065384248b84c44a0c07c32b9820deb). Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN.

To Listen via Internet: The conference call can be accessed via a live audio webcast that will be available online at http://ir.accolade.com.

Replay: A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at http://ir.accolade.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “maintain,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Annual Report on Form 10-K and subsequent filings, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-

looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Accolade, Inc.

Accolade (Nasdaq: ACCD) is a Personalized Healthcare company that provides millions of people and their families with exceptional healthcare experiences so they can live their healthiest lives. Accolade’s employer, health plan, and consumer solutions combine virtual primary care and mental health, expert medical opinion, and best-in-class care navigation. These offerings are built on a platform that is engineered to care through predictive engagement of population health needs, proactive care that improves outcomes and cost savings, and by addressing barriers to access and continuity of care. Accolade consistently receives consumer satisfaction ratings of over 90%. For more information, visit accolade.com. Follow us on LinkedIn, Twitter, Instagram and Facebook.

Investor Contact:

Todd Friedman, Investor Relations, IR@accolade.com

Media Contact:

Public Relations, Media@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	February 28,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$321,083	$365,853
Accounts receivable, net	23,435	21,116
Unbilled revenue	3,260	9,685
Current portion of deferred contract acquisition costs	4,022	3,015
Prepaid and other current assets	14,149	9,468
Total current assets	365,949	409,137
Property and equipment, net	14,763	11,797
Operating lease right-of-use assets	29,525	33,126
Goodwill	278,191	577,896
Intangible assets, net	203,202	244,690
Deferred contract acquisition costs	9,815	7,205
Other assets	1,624	1,678
Total assets	$903,069	$1,285,529
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,155	$7,837
Accrued expenses and other current liabilities	11,744	11,000
Accrued compensation	39,346	39,189
Due to customers	15,694	16,263
Current portion of deferred revenue	35,191	30,875
Current portion of operating lease liabilities	7,284	6,589
Total current liabilities	119,414	111,753
Loans payable, net of unamortized issuance costs	282,323	280,666
Operating lease liabilities	27,189	32,486
Other noncurrent liabilities	203	4,562
Deferred revenue	154	268
Total liabilities	429,283	429,735
Commitments and contingencies
Stockholders’ equity
Common stock par value $0.0001; 500,000,000 shares authorized; 73,089,075 and 67,098,477 shares issued and outstanding at February 28, 2023 and 2022, respectively	7	7
Additional paid‑in capital	1,428,073	1,350,431
Accumulated deficit	(954,294)	(494,644)
Total stockholders’ equity	473,786	855,794
Total liabilities and stockholders’ equity	$903,069	$1,285,529

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Revenue	$99,025	$93,756	$363,142	$310,021
Cost of revenue, excluding depreciation and amortization	51,048	43,593	198,905	169,019
Operating expenses:
Product and technology	24,082	22,367	101,347	83,664
Sales and marketing	23,540	23,631	99,113	86,765
General and administrative	19,914	29,470	81,209	99,106
Depreciation and amortization	11,628	11,641	46,377	42,608
Goodwill impairment	—	—	299,705	—
Change in fair value of contingent consideration	—	(7,134)	—	(45,416)
Total operating expenses	79,164	79,975	627,751	266,727
Loss from operations	(31,187)	(29,812)	(463,514)	(125,725)
Interest income (expense), net	739	(768)	255	(2,905)
Other income (expense)	(36)	(114)	(15)	(133)
Loss before income taxes	(30,484)	(30,694)	(463,274)	(128,763)
Income tax benefit (expense)	51	(3,862)	3,624	5,639
Net loss	$(30,433)	$(34,556)	$(459,650)	$(123,124)
Net loss per share, basic and diluted	$(0.42)	$(0.51)	$(6.45)	$(1.93)
Weighted‑average common shares outstanding, basic and diluted	72,075,136	67,301,856	71,279,831	63,823,270

The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Cost of revenue	$1,149	$866	$4,794	$3,197
Product and technology	5,950	5,253	24,995	18,744
Sales and marketing	4,503	3,787	17,275	12,822
General and administrative	6,233	17,206	25,580	38,176
Total stock‑based compensation	$17,835	$27,112	$72,644	$72,939

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Fiscal Year Ended February 28,
	2023	2022	2021
Cash flows from operating activities:
Net loss	$(459,650)	$(123,124)	$(50,652)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment	299,705	—	—
Depreciation and amortization expense	46,377	42,608	8,212
Amortization of deferred contract acquisition costs	3,698	2,945	1,657
Change in fair value of contingent consideration	—	(45,416)	—
Deferred income taxes	(3,997)	(6,132)	—
Noncash interest expense	1,660	1,673	2,252
Stock‑based compensation expense	72,644	72,939	9,576
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	4,106	(11,829)	(10,648)
Accounts payable and accrued expenses	1,131	(1,899)	2,991
Deferred contract acquisition costs	(7,314)	(4,148)	(4,690)
Deferred revenue and due to customers	3,634	13,986	(2,700)
Accrued compensation	157	(2,519)	16,356
Other liabilities	1,627	(106)	(505)
Other assets	(4,483)	(1,328)	2,919
Net cash used in operating activities	(40,705)	(62,350)	(25,232)
Cash flows from investing activities:
Capitalized software development costs	(5,123)	(1,096)	(374)
Purchases of property and equipment	(2,105)	(2,521)	(1,991)
Purchase of marketable securities	—	(99,998)	—
Sale of marketable securities	—	99,998	—
Cash paid for acquisitions, net of cash acquired	—	(259,996)	—
Earnout payments to MD Insider	—	—	(58)
Net cash used in investing activities	(7,228)	(263,613)	(2,423)
Cash flows from financing activities:
Proceeds from employee stock purchase plan	2,927	4,703	2,379
Proceeds from stock option exercises	2,064	8,600	9,348
Payment of contingent consideration for acquisition	(1,828)	—	—
Payments of equity issuance costs	—	(60)	—
Payment of debt issuance costs	—	(8,368)	—
Payment for purchase of capped calls	—	(34,443)	—
Proceeds from borrowings on debt	—	287,500	51,166
Proceeds from public offerings, net of underwriters' discounts and commissions and offering costs	—	—	439,410
Repayments of debt principal	—	—	(73,166)
Payments related to debt retirement	—	—	(753)
Net cash provided by financing activities	3,163	257,932	428,384
Net increase (decrease) in cash and cash equivalents	(44,770)	(68,031)	400,729
Cash and cash equivalents, beginning of period	365,853	433,884	33,155
Cash and cash equivalents, end of period	$321,083	$365,853	$433,884
Supplemental cash flow information:
Interest paid	$1,640	$930	$2,296
Issuance of stock options in lieu of cash bonus	$—	$—	$5,735
Fixed assets included in accounts payable	$771	$161	$232
Other receivable related to stock option exercises	$13	$4	$97
Income taxes paid	$157	$122	$149
Common stock issued in connection with acquisitions	$—	$455,586	$156
Replacement awards issued in connection with acquisitions	$—	$6,729	$—

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation and severance costs. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) adjusted to exclude interest expense (income), net, income tax expense (benefit), depreciation and amortization, stock-based compensation, acquisition and integration-related costs, goodwill impairment, change in fair value of contingent consideration, severance costs, and other expense (income). Severance costs include severance payments related to the realignment of our resources. Other expense (income) includes foreign exchange gain or loss. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge.

The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,
	2023	2022	2023	2022

	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$99,025	$93,756	$363,142	$310,021
Less:
Cost of revenue, excluding depreciation and amortization	(51,048)	(43,593)	(198,905)	(169,019)
Gross profit, excluding depreciation and amortization	47,977	50,163	164,237	141,002

Add:
Stock-based compensation, cost of revenue	1,149	866	4,794	3,197
Severance costs, cost of revenue	911	—	1,025	—
Adjusted Gross Profit	$50,037	$51,029	$170,056	$144,199
Gross margin, excluding depreciation and amortization	48.4%	53.5%	45.2%	45.5%
Adjusted Gross Margin	50.5%	54.4%	46.8%	46.5%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net income (loss):

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net Loss	$(30,433)	$(34,556)	$(459,650)	$(123,124)
Adjusted for:
Interest expense (income), net	(739)	768	(255)	2,905
Income tax expense (benefit)	(51)	3,862	(3,624)	(5,639)
Depreciation and amortization	11,628	11,641	46,377	42,608
Stock-based compensation	17,835	27,112	72,644	72,939
Acquisition and integration-related costs(1)	779	11	1,218	13,219
Goodwill impairment	—	—	299,705	—
Change in fair value of contingent consideration	—	(7,134)	—	(45,416)
Severance costs(2)	3,777	—	7,065	—
Other expense	36	114	15	133
Adjusted EBITDA	$2,832	$1,818	$(36,505)	$(42,375)

(1)	For the three and twelve months ended February 28, 2023, acquisition and integration-related costs represent expenses associated with litigation inherited through the PlushCare acquisition. Refer to Note 16 in our consolidated financial statements for further details. For the three and twelve months ended February 28, 2022, acquisition and integration-related costs represent banking, legal, accounting, and consulting fees related to acquisitions.
(2)	Severance costs represent expenses associated with workforce realignment actions taken by management.